CAMDEN PROPERTY TRUST ANNOUNCES FIRST QUARTER 2026 OPERATING RESULTS

Houston, Texas (April 30, 2026) - Camden Property Trust (NYSE:CPT) (the "Company") announced today operating results for the three months ended March 31, 2026. Net Income Attributable to Common Shareholders (“EPS”), Funds from Operations (“FFO”), Core Funds from Operations ("Core FFO"), and Core Adjusted Funds from Operations (“Core AFFO”) for the three months ended March 31, 2026 are detailed below. A reconciliation of EPS to FFO, Core FFO, and Core AFFO is included in the financial tables accompanying this press release.

	Three Months Ended March 31,
Per Diluted Share	2026	2025
EPS	$0.40	$0.36
FFO	$1.15	$1.70
Core FFO	$1.70	$1.72
Core AFFO	$1.55	$1.58

	Three Months Ended	1Q26 Guidance	1Q26 Guidance
Per Diluted Share	March 31, 2026	Midpoint	Variance
EPS(1)	$0.40	$0.24	$0.16
FFO(1)	$1.15	$1.63	($0.48)
Core FFO	$1.70	$1.66	$0.04
(1) The Company's EPS and FFO included approximately $0.48 per diluted share primarily due to litigation-related charges and EPS included approximately $0.64 per diluted share mainly due to the gain on sale of an operating property.

	Quarterly Growth	Sequential Growth
Same Property Results	1Q26 vs. 1Q25	1Q26 vs. 4Q25
Revenues	0.2%	0.1%
Expenses	1.9%	2.1%
Net Operating Income ("NOI")	(0.7)%	(1.0)%

Same Property Results	1Q26	1Q25	4Q25
Occupancy	95.1%	95.4%	95.2%

For 2026, the Company defines same property communities as communities wholly-owned and stabilized since January 1, 2025, excluding communities under redevelopment and properties held for sale. A reconciliation of net income to NOI and same property NOI is included in the financial tables accompanying this press release.

Operating Statistics - Same Property Portfolio

New Lease and Renewal Data - Date Effective (1)	1Q26	1Q25	4Q25
Effective New Lease Rates	(5.2)%	(3.1)%	(5.3)%
Effective Renewal Rates	2.9%	3.3%	2.8%
Effective Blended Lease Rates	(1.4)%	(0.1)%	(1.6)%
(1) Average change in same property new lease and renewal rates vs. expiring lease rates when effective.

Development Activity
During the quarter, leasing continued at Camden Village District in Raleigh, NC.

Development Communities - Construction Completed and Project in Lease-Up ($ in millions)

		Total	Total	% Leased
Community Name	Location	Homes	Cost	as of 4/29/2026
Camden Village District	Raleigh, NC	369	$139.4	72%
Development Communities - Construction Ongoing ($ in millions)

		Total	Total	% Leased
Community Name	Location	Homes	Estimated Cost	as of 4/29/2026
Camden South Charlotte	Charlotte, NC	420	$157.0	2%
Camden Blakeney	Charlotte, NC	349	151.0
Camden Nations	Nashville, TN	393	184.0
Total		1,162	$492.0

Acquisition and Disposition Activity
During the quarter, the Company began marketing for sale 11 operating communities in California. Also during the quarter, the Company disposed of a 516-apartment home community in Irving, TX for approximately $77.0 million and recognized a gain of approximately $67.9 million. Subsequent to quarter end, the Company acquired Camden Alpharetta, a 269-apartment home community located in the Atlanta, GA metropolitan area and Camden at Lake Nona, a 288-apartment home community located in the Orlando, FL metropolitan area for a combined $171.3 million.

Capital Markets Transactions
During the quarter, the Company issued $600 million of senior unsecured notes due 2036. These ten-year notes were issued at 99.936% of par value with a coupon of 4.90%, a yield of 4.908%, and an effective interest rate of 5.03% per annum after giving effect to deducting the underwriting discounts and other expenses of the offering. Also during the quarter, the Company amended and restated its existing unsecured credit facility to remove a $300 million delayed draw unsecured term loan facility and extended the maturity date of the $1.2 billion unsecured revolving credit facility to March 2030.

Share Repurchases
During the quarter, Camden repurchased 2,633,030 common shares at an average price of $105.88 per share for a total of $278.8 million. Subsequent to quarter end, Camden repurchased 1,429,136 common shares at an average price of $100.78 for a total of $144.1 million. Year to date, Camden repurchased 4,062,166 common shares at an average price of $104.08 for a total of $422.9 million. The Company currently has $297.8 million remaining under its stock repurchase program.

Liquidity Analysis
As of March 31, 2026, Camden had approximately $881.9 million of liquidity comprised of approximately $40.7 million in cash and cash equivalents, and approximately $841.2 million of availability under its unsecured credit facility and commercial paper program. At quarter end, the Company had approximately $176.6 million left to fund under its existing wholly-owned development pipeline.

Litigation Update
Subsequent to quarter end, the Company entered into a binding term sheet to settle the class action litigation related to the use of a revenue management software and agreed to pay an aggregate of $53.0 million into a settlement fund which is subject to preliminary and final court approval. The Company recorded this charge within Other Non-Operating Expenses in its consolidated statements of income and comprehensive income during the three months ended March 31, 2026. The settlement payments will not impact the Company’s 2026 Core FFO or 2026 Core AFFO as certain legal costs and settlements are excluded from the calculation of these metrics.

Earnings Guidance
Camden updated its earnings guidance for 2026 based on its current and expected views of the apartment market and general economic conditions, and provided guidance for second quarter 2026 as detailed below. Expected EPS excludes gains, if any, from future real estate transactions.

	2Q26	2026	2026 Midpoint
Per Diluted Share	Range	Range	Current	Prior	Change
EPS	$0.13 - $0.17	$0.51 - $0.81	$0.66	0.55	$0.11
FFO	$1.63 - $1.67	$5.95 - $6.25	$6.10	6.61	$(0.51)
Core FFO(1)	$1.65 - $1.69	$6.60 - $6.90	$6.75	6.75	$0.00
(1) The Company's 2026 Core FFO guidance excludes approximately $0.65 per share of non-core charges for legal costs and settlements and expensed transaction pursuit costs.

	2026	2026 Midpoint
Same Property Growth Guidance	Range	Current	Prior	Change
Revenues	(0.25)% - 1.75%	0.75%	0.75%	0.00%
Expenses	2.25% - 3.75%	3.00%	3.00%	0.00%
NOI	(2.50)% - 1.50%	(0.50)%	(0.50)%	0.00%

Camden intends to update its earnings guidance to the market on a quarterly basis. Additional information on the Company’s 2026 financial outlook including key assumptions for same property growth and a reconciliation of expected EPS to expected FFO and expected Core FFO are included in the financial tables accompanying this press release.

Conference Call
Friday, May 1, 2026 at 10:00 AM CT
Domestic Dial-In Number: (888) 317-6003; International Dial-In Number: (412) 317-6061; Passcode: 4099400
Webcast: https://investors.camdenliving.com

The Company strongly encourages interested parties to join the call via webcast in order to view any associated videos, slide presentations, etc. The dial-in phone line will be reserved for accredited analysts and investors who plan to pose questions to Management during the Q&A session of the call.

Supplemental financial information is available in the Investors section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (713) 354-2787.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates, and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in today’s press release represent management’s current opinions at the time of this publication, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

About Camden
Camden Property Trust, an S&P 500 Company, is a real estate company primarily engaged in the ownership, management, development, redevelopment, acquisition, and construction of multifamily apartment communities. Camden owns and operates 173 properties containing 58,811 apartment homes across the United States. Upon completion of 3 properties currently under development, the Company’s portfolio will increase to 59,973 apartment homes in 176 properties. Camden has been recognized as one of the 100 Best Companies to Work For® by FORTUNE magazine for 19 consecutive years, most recently ranking #13. For additional information, please contact Camden’s Investor Relations Department at (713) 354-2787 or access our website at camdenliving.com.

CAMDEN	OPERATING RESULTS
(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2026	2025
OPERATING DATA

Property revenues (a)	$388,773	$390,565

Property expenses
Property operating and maintenance	90,179	89,698
Real estate taxes	49,890	49,722
Total property expenses	140,069	139,420

Non-property income
Fee and asset management	2,143	2,487
Interest and other income	253	10
(Loss)/income on deferred compensation plans	(1,159)	1,198
Total non-property income	1,237	3,695

Other expenses
Property management	10,258	9,895
Fee and asset management	661	671
General and administrative	14,705	16,948
Interest	37,359	33,790
Depreciation and amortization	150,000	149,252
(Benefit)/expense on deferred compensation plans	(1,159)	1,198
Other non-operating expenses	60,905	1,760
Total other expenses	272,729	213,514

Gain on sale of operating property, including land	68,100	—
Income from continuing operations before income taxes	45,312	41,326
Income tax expense	(938)	(559)
Net income	44,374	40,767
Net Income allocated to non-controlling interests	(1,925)	(1,945)
Net income attributable to common shareholders	$42,449	$38,822

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$44,374	$40,767
Other comprehensive income
Reclassification of net loss on cash flow hedging activities, prior service cost and net loss on post retirement obligation	357	351
Comprehensive income	44,731	41,118
Net income allocated to non-controlling interests	(1,925)	(1,945)
Comprehensive income attributable to common shareholders	$42,806	$39,173

PER SHARE DATA

Total earnings per common share - basic	$0.40	$0.36
Total earnings per common share - diluted	0.40	0.36

Weighted average number of common shares outstanding:
Basic	104,826	108,530
Diluted	104,899	108,597

(a) We elected to combine lease and non-lease components and thus present rental revenue in a single line item in our consolidated statements of income and comprehensive income.  For the three months ended March 31, 2026, we recognized $388.8 million of property revenue which consisted of approximately $345.7 million of rental revenue and approximately $43.1 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts. This compares to property revenue of $390.6 million recognized for the three months ended March 31, 2025, made up of approximately $348.3 million of rental revenue and approximately $42.3 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts. Revenue related to utility rebilling to residents was $12.2 million and $11.4 million for the three months ended March 31, 2026 and 2025, respectively.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)

	Three Months Ended March 31,
	2026	2025
FUNDS FROM OPERATIONS

Net income attributable to common shareholders	$42,449	$38,822
Real estate depreciation and amortization	146,390	146,168
Income allocated to non-controlling interests	1,925	1,945
Gain on sale of operating property	(67,878)	—
Funds from operations	$122,886	$186,935

Plus: Casualty-related expenses (a)	250	130
Plus: Legal costs and settlements (b)(c)	51,192	1,872
Plus: Expensed transaction, development, and other pursuit costs (c)	1,842	881
Plus: Investment losses (b)	4,855	—
Plus: Other miscellaneous items (a)	61	—
Core funds from operations	$181,086	$189,818

Less: Recurring capitalized expenditures (d)	(16,150)	(16,098)

Core adjusted funds from operations	$164,936	$173,720

PER SHARE DATA
Funds from operations - diluted	$1.15	$1.70
Core funds from operations - diluted	1.70	1.72
Core adjusted funds from operations - diluted	1.55	1.58
Distributions declared per common share	1.06	1.05

Weighted average number of common shares outstanding:
FFO/Core FFO/Core AFFO - diluted	106,493	110,191

PROPERTY DATA
Total operating properties (end of period) (e)	171	176
Total operating apartment homes in operating properties (end of period) (e)	58,254	59,647
Total operating apartment homes (weighted average)	58,366	59,074

(a) Non-core adjustment generally recorded within Property NOI.

(b) Non-core adjustment generally recorded within Other Non-Operating Expenses.

(c) Non-core adjustment generally recorded within General and Administrative Expenses.

(d) Capital expenditures necessary to help preserve the value of and maintain the functionality at our communities.

(e) Includes joint ventures and properties held for sale, if any.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEETS
(In thousands)

(Unaudited)

	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
ASSETS
Real estate assets, at cost
Land	$1,784,349	$1,787,445	$1,791,077	$1,789,207	$1,763,468
Buildings and improvements	11,801,301	11,792,960	11,812,521	11,763,017	11,550,852
	13,585,650	13,580,405	13,603,598	13,552,224	13,314,320
Accumulated depreciation	(5,407,880)	(5,296,061)	(5,234,087)	(5,128,622)	(5,011,583)
Net operating real estate assets	8,177,770	8,284,344	8,369,511	8,423,602	8,302,737
Properties under development and land	457,994	419,227	384,124	380,437	403,657
Total real estate assets	8,635,764	8,703,571	8,753,635	8,804,039	8,706,394
Accounts receivable – affiliates	8,076	8,884	8,889	8,889	8,950
Other assets, net (a)	285,493	293,292	255,333	262,100	239,999
Cash and cash equivalents	40,684	25,203	25,931	33,091	26,182
Restricted cash	89,610	12,039	11,378	11,454	11,607
Total assets	$9,059,627	$9,042,989	$9,055,166	$9,119,573	$8,993,132

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$3,931,761	$3,570,193	$3,409,691	$3,495,487	$3,405,255
Secured	318,708	330,597	330,536	330,476	330,416
Accounts payable and accrued expenses	269,623	248,087	232,960	206,018	195,197
Accrued real estate taxes	59,818	92,382	129,697	91,954	46,192
Distributions payable	112,156	114,971	115,518	116,007	115,983
Other liabilities (b)	262,710	248,506	224,989	219,635	212,871
Total liabilities	4,954,776	4,604,736	4,443,391	4,459,577	4,305,914

Equity
Common shares of beneficial interest	1,157	1,157	1,157	1,157	1,157
Additional paid-in capital	5,948,511	5,948,938	5,945,277	5,941,893	5,936,982
Distributions in excess of net income attributable to common shareholders	(1,037,252)	(969,240)	(1,011,983)	(1,007,075)	(973,416)
Treasury shares	(886,052)	(620,497)	(400,185)	(350,166)	(351,092)
Accumulated other comprehensive income (c)	2,522	2,165	2,027	1,676	1,325
Total common equity	4,028,886	4,362,523	4,536,293	4,587,485	4,614,956
Non-controlling interests	75,965	75,730	75,482	72,511	72,262
Total equity	4,104,851	4,438,253	4,611,775	4,659,996	4,687,218
Total liabilities and equity	$9,059,627	$9,042,989	$9,055,166	$9,119,573	$8,993,132

(a) Includes net deferred charges of:	$7,969	$534	$1,296	$1,953	$2,730

(b) Includes deferred revenues of:	$1,277	$614	$624	$692	$760

(c) Represents the unrealized net loss and unamortized prior service costs on post retirement obligations, and unrealized net loss on cash flow hedging activities.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO

The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income (calculated in accordance with accounting principles generally accepted in the United States of America ("GAAP"), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, and adjustments for unconsolidated joint ventures to reflect FFO on the same basis. Our calculation of diluted FFO also assumes conversion of all potentially dilutive securities, including certain non-controlling interests, which are convertible into common shares. We consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains and losses on dispositions of real estate, impairment write-downs of certain real estate assets, and depreciation, FFO can assist in the comparison of the operating performance of a company’s real estate investments between periods or to different companies.

Core FFO

Core FFO represents FFO as further adjusted for Non-Core Adjustments. We consider Core FFO to be a helpful supplemental measure of operating performance as it excludes certain items which by their nature are not comparable period over period and therefore tends to obscure actual operating performance. Our definition of Core FFO may differ from other REITs, and there can be no assurance our basis for computing this measure is comparable to other REITs.

Core Adjusted FFO

In addition to FFO & Core FFO, we compute Core Adjusted FFO ("Core AFFO") as a supplemental measure of operating performance. Core AFFO is calculated utilizing Core FFO less recurring capital expenditures which are necessary to help preserve the value of and maintain the functionality at our communities. Our definition of recurring capital expenditures may differ from other REITs, and there can be no assurance our basis for computing this measure is comparable to other REITs. A reconciliation of FFO to Core FFO and Core AFFO is provided below:

	Three Months Ended March 31,
	2026	2025
Net income attributable to common shareholders	$42,449	$38,822
Real estate depreciation and amortization	146,390	146,168
Income allocated to non-controlling interests	1,925	1,945
Gain on sale of operating property	(67,878)	—
Funds from operations	$122,886	$186,935

Plus: Casualty-related expenses	250	130
Plus: Legal costs and settlements	51,192	1,872
Plus: Expensed transaction, development, and other pursuit costs	1,842	881
Plus: Investment losses	4,855	—
Plus: Other miscellaneous items	61	—
Core funds from operations	$181,086	$189,818

Less: Recurring capitalized expenditures	(16,150)	(16,098)

Core adjusted funds from operations	$164,936	$173,720

Weighted average number of common shares outstanding:
EPS diluted	104,899	108,597
FFO/Core FFO/Core AFFO diluted	106,493	110,191

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Reconciliation of FFO, Core FFO, and Core AFFO per share

	Three Months Ended March 31,
	2026	2025
Total Earnings Per Common Share - Diluted	$0.40	$0.36
Real estate depreciation and amortization	1.37	1.32
Income allocated to non-controlling interests	0.02	0.02
Gain on sale of operating property	(0.64)	—
FFO per common share - Diluted	$1.15	$1.70

Plus: Casualty-related expenses	—	—
Plus: Legal costs and settlements	0.48	0.01
Plus: Expensed transaction, development, and other pursuit costs	0.02	0.01
Plus: Investment losses	0.05	—
Plus: Other miscellaneous items	—	—
Core FFO per common share - Diluted	$1.70	$1.72

Less: Recurring capitalized expenditures	(0.15)	(0.14)

Core AFFO per common share - Diluted	$1.55	$1.58

Expected FFO & Core FFO

Expected FFO and Core FFO is calculated in a method consistent with historical FFO and Core FFO, and is considered appropriate supplemental measures of expected operating performance when compared to expected earnings per common share (EPS). A reconciliation of the ranges provided for diluted EPS to expected FFO and expected Core FFO per diluted share is provided below:

	2Q26	Range	2026	Range
	Low	High	Low	High
Expected earnings per common share - diluted	$0.13	$0.17	$0.51	$0.81
Expected real estate depreciation and amortization	1.48	1.48	6.01	6.01
Expected income allocated to non-controlling interests	0.02	0.02	0.08	0.08
Expected (gain) on sale of operating properties	—	—	(0.65)	(0.65)
Expected FFO per share - diluted	$1.63	$1.67	$5.95	$6.25
Anticipated Adjustments to FFO	0.02	0.02	0.65	0.65
Expected Core FFO per share - diluted	$1.65	$1.69	$6.60	$6.90

Note: This table contains forward-looking statements. Please see paragraph regarding forward-looking statements earlier in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Net Operating Income (NOI)

NOI is defined by the Company as property revenue less total property expenses. NOI is further detailed in the Components of Property NOI schedules on page 11 of the supplement. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. Our definition of NOI may differ from other REITs and there can be no assurance our basis for computing this measure is comparable to other REITs. A reconciliation of net income to net operating income is provided below:

	Three months ended March 31,
	2026	2025
Net income	$44,374	$40,767
Less: Fee and asset management income	(2,143)	(2,487)
Less: Interest and other income	(253)	(10)
Less: Loss/(income) on deferred compensation plans	1,159	(1,198)
Plus: Property management expense	10,258	9,895
Plus: Fee and asset management expense	661	671
Plus: General and administrative expense	14,705	16,948
Plus: Interest expense	37,359	33,790
Plus: Depreciation and amortization expense	150,000	149,252
Plus: (Benefit)/expense on deferred compensation plans	(1,159)	1,198
Plus: Other non-operating expenses	60,905	1,760
Less: Gain on sale of operating property, including land	(68,100)	—
Plus: Income tax expense	938	559
NOI	$248,704	$251,145

"Same Property" Communities	$232,418	$234,073
Non-"Same Property" Communities	13,612	8,995
Development and Lease-Up Communities	706	4
Disposition/Other	1,968	8,073
NOI	$248,704	$251,145

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

EBITDAre and Adjusted EBITDAre

Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (“EBITDAre”) and Adjusted EBITDAre are supplemental measures of our financial performance. EBITDAre is calculated in accordance with the definition adopted by NAREIT as earnings before interest, taxes, depreciation and amortization plus or minus losses and gains from the sale of certain real estate assets, including gains/losses on change of control, plus impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, and adjustments to reflect the Company’s share of EBITDAre of unconsolidated joint ventures.

Adjusted EBITDAre represents EBITDAre as further adjusted for non-core items. The Company considers EBITDAre and Adjusted EBITDAre to be appropriate supplemental measures of operating performance to net income because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions, and impairment write-downs of certain real estate assets. Annualized Adjusted EBITDAre is Adjusted EBITDAre as reported for the period multiplied by 4 for quarter results. A reconciliation of net income to EBITDAre and adjusted EBITDAre is provided below:

	Three months ended March 31,
	2026	2025
Net income	$44,374	$40,767
Plus: Interest expense	37,359	33,790
Plus: Depreciation and amortization expense	150,000	149,252
Plus: Income tax expense	938	559
Less: Gain on sale of operating property, including land	(68,100)	—
EBITDAre	$164,571	$224,368

Plus: Casualty-related expenses	250	130
Plus: Legal costs and settlements	51,192	1,872
Plus: Expensed transaction, development, and other pursuit costs	1,842	881
Plus: Investment losses	4,855	—
Plus: Other miscellaneous items	61	—
Adjusted EBITDAre	$222,771	$227,251
Annualized Adjusted EBITDAre	$891,084	$909,004

Net Debt to Annualized Adjusted EBITDAre

The Company believes Net Debt to Annualized Adjusted EBITDAre to be an appropriate supplemental measure of evaluating balance sheet leverage. Net Debt is defined by the Company as the average monthly balance of Total Debt during the period, less the average monthly balance of Cash and Cash Equivalents during the period. The following tables reconcile average Total debt to Net Debt and computes the ratio to Adjusted EBITDAre for the following periods:

Net Debt:

	Average monthly balance for the
	Three months ended March 31,
	2026	2025
Unsecured notes payable	$3,906,874	$3,404,088
Secured notes payable	326,655	330,396
Total average debt	4,233,529	3,734,484
Less: Average cash and cash equivalents	(14,504)	(12,302)
Net Debt	$4,219,025	$3,722,182

Net Debt to Annualized Adjusted EBITDAre:

	Three months ended March 31,
	2026	2025
Net Debt	$4,219,025	$3,722,182
Annualized Adjusted EBITDAre	891,084	909,004
Net Debt to Annualized Adjusted EBITDAre	4.7x	4.1x